SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 12, 1996


                    COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                    0-17072                  11-2844247
(State or other jurisdiction       (Commission              (IRS Employer
    of incorporation                File Number)          Identification No.)

72B Cabot Street,
West Babylon, New York     11704

(Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (516) 694-7060


                                       N/A
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

          Effective as of the close of business on September 12, 1996, Michael O'Reilly ("O'Reilly), the President of Trade-Winds Environmental Restoration, Inc. ("Trade-Winds"), the principal operating subsidiary of Comprehensive Environmental Systems, Inc. (the "Company"), became Chairman, President, Chief Executive Officer and sole director of the Company as a result of the resignations of Donald Kessler ("Kessler"), who had been Chairman, President and Chief Executive Officer of the Company; Leo J. Mangan ("Mangan"), who had been Chief Operating Officer and a director of the Company; and James W. Nearen ("Nearen"), who had been a director of the Company. Their resignations were effected pursuant to separate termination agreements (respectively, the "Kessler Termination Agreement," "Mangan Termination Agreement" and "Nearen Termination Agreement," and, collectively, the "Termination Agreements").

         Also,  effective  September  12,  1996,   approximately  $4,500,000  of
inter-company indebtedness of Trade-Winds to the Company was converted to additional capital of Trade-Winds.

         The change of management and conversion of debt are essential parts of the Company's plan to focus upon its core business of providing environmental remediation services. Mr. O'Reilly anticipates the appointment of new members to the Company's Board of Directors, including two independent directors with relevant industry experience.

Kessler Termination Agreement

          As the Company's President and Chief Executive Officer, Kessler was being paid an annual salary of approximately $108,000. In addition, the Company had granted to Kessler a non-qualified option (the "Kessler Option") to purchase 100,000 shares of the Company's common stock ("Common Stock") exercisable until March 31, 2000 at a price of $1.50 per share.

          Pursuant to the Kessler Termination Agreement, the Kessler Option was surrendered to the Company and cancelled and the Company agreed to pay Kessler $216,000, of which $40,000 was paid on September 12, 1996 and the balance of $176,000 was evidenced by a promissory note issued by the Company and Trade-Winds that is payable, without interest, beginning October 1, 1996, in 48

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bi-weekly installments of $3,666.67. The Company also agreed to pay all premiums for one year for Kessler's existing health and car insurance policies and, also, for such one-year period, to provide Kessler with the use of the car it had been providing him for business purposes. The parties exchanged general releases and the Company restated and confirmed its obligations to indemnify Kessler against claims based on matters occurring during his employment.

Mangan Termination Agreement

          Mangan was employed under an agreement with the Company expiring March 31, 2001 (the "Mangan Employment Agreement"). The Mangan Employment Agreement permitted Mangan's early termination by the Company, subject to the immediate payment of a lump sum to Mangan, equal to his salary for the unexpired balance of his employment term (approximately $835,000), plus an amount equal to the product of the annual premiums for his health, life and disability insurance maintained by the Company over the number of unexpired years of the employment term (approximately $125,000 ). Pursuant to the Mangan Employment Agreement, the Company had granted Mangan a non-qualified option (the "$.01 Option") to purchase 2,000,000 shares Common Stock, exercisable at a price of $.01 per share during a five-year period following the termination by the Company of Mangan's employment, his death or specified changes in control of the Company. The Company had also granted Mangan a non-qualified option (the "$1.50 Option") to purchase 250,000 shares of Common Stock exercisable until March 31, 2000 at a price of $1.50 per share.

          Under the Mangan Termination Agreement, the Company agreed to pay Mangan $900,000, of which $250,000 was paid on September 12, 1996, and the balance of $650,000 was evidenced by promissory note issued by the Company and Trade-Winds that provides for payments, without interest, of $100,000 in March 1997 and $550,000 in 78 bi-weekly installments, beginning October 1, 1996, of $7,000 and a final installment of $4,000. Mangan also received 881,000 shares of common stock of ICIS Management Group Inc. ("ICIS") owned by the Company. As of September 12, 1996, the closing bid price of the common stock of ICIS on NASDAQ was approximately $.53.


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          Mangan  retained the $1.50 Option,  as modified to reduce the exercise price to $0.53 per share (the market price of the Common Stock on September 9, 1996) and a non-qualified option, granted to Mangan on September 9, 1996, to purchase 500,000 shares of Common Stock at $.27 per share. The Company agreed to pay all premiums for one year for Mangan's existing health, disability and car insurance policies being maintained and relinquished to Mangan all of the Company's interest in the $2,000,000 split-dollar life insurance policy covering Mangan's life without charging Mangan or such policy for any forgiveness of indebtedness income with respect to such policy. The Company also transferred ownership to Mangan of the car it had been providing him for business purposes. The parties exchanged general releases and the Company restated and confirmed its obligations to indemnify Mangan against claims based on matters occurring during his employment.


Nearen Termination Agreement

         The Company had entered into a retainer agreement ("Nearen Retainer Agreement") with Nearen on March 25, 1996 pursuant to which Nearen had been serving as a consultant and special securities counsel to the Company. Pursuant to the Nearen Termination Agreement, the Company agreed to issue to Nearen 75,000 shares of Common Stock and, in the event Nearen is unable to generate a cash value of at least $37,500 from the sale of such 75,000 shares, the Company agreed to issue to Nearen such additional shares of Common Stock the sale of which, combined with the sale of such 75,000 shares, would generate $37,500 in cash value.

Management Options

         On September 9, 1996, the Board of Directors granted O'Reilly a non-qualified option to purchase 400,000 shares of Common Stock, exercisable until September 2001 at an exercise price of $0.53 per share (the market price of the Common Stock on the date of grant) and repriced a non-qualified option, previously granted to O'Reilly, to purchase 250,000 shares of Common Stock at any time until March 2000, at $1.50 per share, so that the new exercise price is $0.53 per share.


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



          On September 12, 1996, the Board of Directors granted O'Reilly a non-qualified option (the "2,000,000 Option") to purchase 2,000,000 shares of Common Stock at an exercise price of $.01 per share, exercisable for a five-year period commencing on the earlier of (i) the date of notice of termination of his employment as Chief Executive Officer of the Company, (ii) the date of his death, or (iii) the date of change of a majority of the Board of Directors of the Company other than through actions by the Board of Directors in creating and filling vacancies on the Board, or change of controlling stockholders of the Company.

          The Board's decision to grant these new options to O'Reilly and reprice his other options was based upon an assessment of Trade-Winds' growth and prospects under O'Reilly's guidance, the additional duties O'Reilly is assuming by becoming Chairman, President and Chief Executive Officer of the Company while continuing to serve as President of Trade-Winds and other contributions O'Reilly has made to the Company, including personally guaranteeing obligations of the Company and Trade-Winds under performance bonds and equipment financing arrangements.

Item 7. Financial Statements and Exhibits.

(c)               Exhibits.

Exhibit
Nos.


10a Termination Agreement, dated as of September 4, 1996, by and between Leo J. Mangan and Comprehensive
                  Environmental Systems, Inc.

10b Termination Agreement, dated as of September 4, 1996, by and between Donald Kessler and Comprehensive
                  Environmental Systems, Inc.

10c Termination Agreement, dated as of September 4, 1996, by and between James W. Nearen and Comprehensive Environmental Systems, Inc.

10d               Employment Agreement, dated April 1, 1995, between Leo
                  J. Mangan and Comprehensive Environmental Systems, Inc.


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






                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.
                                    Registrant


                                    By:/s/ Michael O'Reilly
                                       -------------------------------------
                                       Michael O'Reilly
                                       President and Chief Executive Officer

Date: September 26, 1996

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